                                                                   Exhibit 3.280

Microfilm Number 9106 804      Filed with the Department of State on ___________

Entity Number 2005089          _________________________________________________
                                                   Secretary of the Commonwealth

                            ARTICLES OF INCORPORATION
                              DSCB:15-1306 (Rev 89)

Indicate type of domestic corporation (check one):

[xx]  Business-stock (15 Pa. C.S. Section 1306)          [  ] Professional (15 Pa. C.S. Section 2903)

[  ]  Business-nonstock (15 Pa. C.S. Section 2102)       [  ] Management (15 Pa. C.S. Section 2701)

[  ]  Business-statutory close (15 Pa. C.S.              [  ] Cooperative (15 Pa. C.S. Section 7701)
      Section 2304a is applicable)

1.    The name of the corporation is:   Reimbursement Technologies, Inc.

      __________________________________________________________________________
      This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

(a)              1525 Stocton Road, Meadowbrook, PA  19046       Montgomery
      --------------------------------------------------------------------------
      Number and Street               City     State  Zip          County

(b)   __________________________________________________________________________
      Name of Commercial Registered Office Provider                County

      For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 -(1/2) x 11 sheet)

4. The name and address, including street and number, if any, of each incorporator is:
      Name         Address                  Signature                   Date

      Calvin L. Wels  c/o Pepper, Hamilton & Scheetz  /s/ Calvin L. Wels  2/4/91
      --------------  ------------------------------  ------------------  ------
                      3000 Two Logan Square
                      Eighteenth & Arch Streets
      ______________  Philadelphia, PA  19103         __________________  ______

5.    The specified effective date, if any, is:          upon filing
                                                -------------------------------
                                                month  day  year  hour, if any

6. Any additional provisions of the articles, if any, attach an 8 -1/2 x 11 sheet. See Rider "A" attached hereto.

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C. Section 77... seq.)

8. Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:______________________________________

Microfilm Number 9859-1541     Filed with the Department of State on Aug 10 1998

Entity Number 2005089          /s/______________________________________________
                                          Secretary of the Commonwealth

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                    DSCB:15-1507/4144/5507/6144/8508 (Rev 90)

Indicate type of entity (check one):

[xx]  Domestic business corporation (15 Pa.C.S. Sections. 1507)     [  ] Foreign Nonprofit Corporation (15 Pa.C.S. Sections. 6144)

[  ]  Foreign Business Corporation (15 Pa.C.S. Sections. 4144)      [  ] Domestic Limited Partnership (15 Pa.C.S. Sections. 8508)

[  ]  Domestic Nonprofit Corporation (15 Pa.C.S. Sections. 5507)

      In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name of the corporation or limited partnership is: Reimbursement Technologies, Inc.
________________________________________________________________________________

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      (a)   1525 Stocton Road, Meadowbrook, PA  19046          Montgomery
            --------------------------------------------------------------------
            Number and Street    City     State  Zip            County

      (b)   c/o ________________________________________________________________
            Name of Commercial Registered Office Provider        County

      For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.    (Complete part (a) or (b)):

      (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

        3043 Walton Road,  P.O. Box 3035,  Blue Bell, PA  19422-0760  Montgomery
      --------------------------------------------------------------------------
      Number and Street    City             State           Zip         County

      (b) The registered office of the corporation or limited partnership shall be provided by:

      c/o:______________________________________________________________________
            Name of Commercial Registered Office Provider         County

For a corporation or limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

DSCB:15-1507/4144/5507/6144/8506 (Rev 90)

4. (Strike out if a limited partnership): Such change was authorized by the Board of Directors of the corporation.

      IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 3 day of August, 1998.

                                           Reimbursement Technologies, Inc.
                                        ---------------------------------------
                                        Name of Corporation/Limited Partnership

                                        By:         /s/ Stuart Wolf
                                           -------------------------------------
                                                    (Signature)

                                        TITLE:      Stuart Wolf, President

                                       4